Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hancock Holding Company

Hancock Bank 401(k) Savings and
Investment Plan and Trust

We consent to the incorporation by reference in Registration Statement No. 33-05081 on Form S-8 of Hancock Holding Company of our report dated June 29, 2011, related to the financial statements and supplemental schedules of Hancock Bank 401(k) Savings and Investment Plan and Trust (the "Plan") as of and for the year ended December 31, 2010, which report appears in this Annual Report on Form 11-K of Hancock Bank 401(k) Savings and Investment Plan and Trust for the year ended December 31, 2010.

/s/ Horne LLP

Ridgeland, Mississippi
June 29, 2011

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